                                                                   EXHIBIT 10(g)












                       WESTINGHOUSE EXECUTIVE PENSION PLAN








                                                         As Amended and Restated

                                                       Effective August 19, 1998

                                TABLE OF CONTENTS
                                -----------------

                                                                    PAGE
                                                                    ----

Section 1.        Definitions                                         1

Section 2.        Qualification for Benefits;
                  Mandatory Retirement                                4

Section 3.        Calculation of Executive Pension                    5
                  Supplement

Section 4.        Death in Active Service                             5

Section 5.        Payment of Benefits                                 6

Section 6.        Plan Costs                                          7

Section 7.        Conditions to Receipt of Executive                  7
                  Pension Supplement

Section 8.        Administration                                      7

Section 9.        Modification or Termination                         8

Section 10.       Miscellaneous                                       9

Section 11.       Creditors' Claims                                   9

Section 12.       Change in Control                                   9

Section 13.       Governing Law                                      11

Section 14.       Severability                                       11

Section 15.       Authority to Expand Benefits                       12


Appendix A        Executive Buy Back                                 13

Appendix B        Rehired Executives                                 14


Appendix C        Amendment to the Westinghouse Executive
                  Pension Plan for the Sale of PGBU                  17

                       WESTINGHOUSE EXECUTIVE PENSION PLAN


        WHEREAS, Westinghouse Electric Corporation ("Westinghouse") established the Westinghouse Executive Pension Plan (the "Plan") in order to provide supplemental pension benefits for its eligible employees and their beneficiaries; and

        WHEREAS, the Plan has been established by Westinghouse primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees; and

        WHEREAS, the Board of Directors of Westinghouse has determined to amend the Plan in certain respects;

        NOW, THEREFORE, the Plan is hereby amended and restated in its entirety, effective as of December 4, 1997, as follows:

        Section 1. Definitions
        ----------------------

        (a) Administrative Managers. Administrative Managers means the persons or entities identified from time to time by the chief executive officer of Westinghouse to serve as administrative managers for the Plan, the Westinghouse Pension Plan and certain other plans, and to have authority with respect to administration and all other fiduciary matters with respect to such plans that are not within the authority of the Financial Managers.

        (b) Average Annual Compensation. Average Annual Compensation means the amount determined by multiplying 12 times the average of the five highest of the Executive's December l monthly base salaries during the ten year period immediately preceding the earliest of the Executive's date of death, the Executive's actual retirement date or the Executive's Normal Retirement Date, and adding to that product the average of the Executive's five highest annual incentive compensation awards paid under the Westinghouse Annual Incentive Programs or equivalent annual program or programs during the ten-year period ending with the earliest of the year of the Executive's death, the year of the Executive's actual retirement date or the year of the Executive's Normal Retirement Date. In the case of an Eligible Affected Employee, the Executive's Effective Termination Date will be substituted for "actual retirement date" in determining Average Annual Compensation.

        (c) Board. Board means the Board of Directors of Westinghouse.

        (d) Credited Service. Credited Service shall have the same meaning as defined in the Westinghouse Pension Plan, provided for purposes of the Plan it shall also include such service with a Designated Entity or Designated Group; but it shall not include any "deemed" service which may be awarded under a special retirement window or similar arrangements.

        (e) Defined contribution plan. When used in the Plan, the term "defined contribution plan" shall not include (1) the Westinghouse Savings Program or any similar program of, or made available to employees of, an Employer, a Designated Entity or a Designated Group or (2) any amount received pursuant to a cash or deferred arrangement (as that term is defined in the Internal Revenue Code of 1986, as amended) maintained by, or made available to employees of, Westinghouse, an Employer, a Designated Entity or a Designated Group.

        (f) Designated Entity. Designated Entity means an Affiliated Entity or other entity that has been and is still designated by the Managers as participating in the Plan.

        (g) Designated Group. Designated Group means a group of employees that has been and is still both defined and designated by the Managers as participating in the Plan.

        (h) Employer. Employer means a participating Employer under the Westinghouse Pension Plan.

        (i) Executive. Executive means any Employee who is employed in a corporate grade 40 or above position or a comparable position with Westinghouse, an Employer, a Designated Entity or a Designated Group, or in a position with Westinghouse, an Employer, a Designated Entity or a Designated Group that is otherwise determined by the chief executive officer of Westinghouse or the Managers to be eligible as an Executive position under the Plan based upon the duties and responsibilities of the position, and the Employee has been so notified in writing.

        By participating in the Westinghouse Executive Pension Plan, an Executive is also deemed to be a "bona fide executive" and/or "high policymaking employee," as defined under the federal Age Discrimination in Employment Act, as amended.

        (j) Executive Benefit Service. Executive Benefit Service means the Executive's total years of Eligibility Service if: (1) the Executive was making the Maximum Contribution during each of those years; or (2) the Executive (i) was making the Maximum Contribution during each of those years after the date he or she first became an Executive and (ii) has complied with the provisions of the Executive Buy Back process (as set forth in Appendix A of the Plan) as to those years prior to his or her first becoming an Executive. The Executive Benefit Service of an Executive who did not make the Maximum Contribution during those years prior to the date he or she first became an Executive and has not complied with the Executive Buy Back process will be based solely on the period(s) of Eligibility Service during which he or she made the Maximum Contribution.

        (k) Executive Pension Base. Executive Pension Base means the amount determined by multiplying 1.47 percent times Average Annual Compensation times the number of years of Executive Benefit Service accrued to the earliest of the Executive's actual retirement date, the Executive's Normal Retirement Date or the date of the Executive's death; or, in the case of an Eligible Affected Employee, the Executive's Effective Termination Date. Also, in the case of an Eligible Affected Employee, in the event that benefits commence under this Plan prior to age 65, then the Executive Pension Base will be actuarially reduced by the same percentage that the Executive's benefit under the Westinghouse Pension Plan would be actuarially reduced for life annuity benefits commencing at the time.

        (l) Executive Pension Supplement. Executive Pension Supplement means the pension calculated pursuant to Sections 3 and 4 of this Plan. There will be no Executive Pension Supplement payable if the Executive's Qualified Plan Benefit equals or exceeds his or her Executive Pension Base.

        (m) Financial Managers. Financial Managers means the persons or entities identified from time to time by the chief executive officer of Westinghouse to serve as financial managers for the Plan, the Westinghouse Pension Plan and certain other plans, and to have authority with respect to establishing investment policy, appointing, directing, providing guidelines to and monitoring the performance of investment managers and trustees, establishing funding and actuarial policies and practices, and managing the funding, cost and financial aspects of such plans.

        (n) Managers. Managers means the Financial Managers and the Administrative Managers.

        (o) Maximum Contribution. Maximum Contribution means: (1) during such time as the Employee was eligible to participate in the Westinghouse Pension Plan, the Employee contributed the maximum amount the Employee was permitted to contribute to the Westinghouse Pension Plan, and (2) during such time as the Employee was employed by a Designated Entity or as part of a Designated Group, the Employee (i) contributed the maximum amount the Employee was permitted to contribute, if any, to that Designated Entity's or Designated Group's defined benefit pension or defined contribution plan, if any, or to such defined benefit pension or defined contribution plan as was made available to employees of said Designated Entity or Designated Group, if any, and (ii) paid Westinghouse an amount of each of his or her annual incentive compensation awards based on the maximum Westinghouse Pension Plan contribution formula applied to 50% of said awards.

        (p) Plan. Plan means the Westinghouse Executive Pension Plan.

        (q) Qualified Plan Benefit. Qualified Plan Benefit means (1) the annual amount of pension the Executive has accrued under the Westinghouse Pension Plan and any applicable defined benefit pension plan of, or made available to employees of, a Designated Entity or Designated Group based on Credited Service accumulated up to the earlier of the Executive's actual retirement date or death, (2) the amount the Executive is entitled to receive on a life annuity basis for retirement under any applicable defined contribution plan of, or made available to employees of, a Designated Entity or Designated Group, and (3) in any case where service included in the Executive's Eligibility Service also entitles that Executive to benefits under one or more retirement plans (whether a defined benefit or defined contribution plan or both) of another company, the amount the Executive is entitled to receive on a life annuity basis for retirement from those plans; provided, the method of benefit measurement, in the case of (2) and (3) above, shall be on the basis of procedures determined by the Administrative Managers on a plan-by-plan basis. The Qualified Plan Benefit does not include any early pension retirement supplement or any amount received pursuant to a cash or deferred arrangement (as that term is defined in the Internal Revenue Code of 1986, as amended) maintained by Westinghouse, an Employer, a Designated Entity or a Designated Group or any amount received pursuant to the Westinghouse Savings Program or any similar program of, or made available to employees of, an Employer, a Designated Entity or a Designated Group. In the case of an Eligible Affected Employee, the Executive's Effective Termination Date will be substituted for "actual retirement date" in determining his or her Qualified Plan Benefit.

        (r) Retirement Eligible. Retirement Eligible means that the Executive is accruing Eligibility Service and (i) has attained age 65 and completed five or more years of Eligibility Service, (ii) has attained age 60 and completed 10 or more years of Eligibility Service, (iii) has attained age 58 and completed 30 or more years of Eligibility Service, (iv) has satisfied the requirements for an immediate pension under the Special Retirement Pension provisions of the Westinghouse Pension Plan, or (v) is an Eligible Affected Employee.

        (s) Westinghouse. Westinghouse means Westinghouse Electric Corporation.

        (t) Westinghouse Annual Incentive Programs. Westinghouse Annual Incentive Programs means the Westinghouse Annual Performance Plan, the Westinghouse Annual Incentive Plan, and the former Westinghouse By-law XVI Incentive Compensation Program.

        (u) Westinghouse Pension Plan Definitions. Terms used in this Plan which are defined in the Westinghouse Pension Plan, as amended, shall have the same meanings unless otherwise expressly stated in this Plan.

        Section 2. Qualification for Benefits; Mandatory Retirement
        ------------------------------------------------------------

        (a) Qualification for Benefits. Subject to Section 8 and other applicable provisions hereof, if any, each Executive shall be entitled to the benefits of this Plan on separation of service from Westinghouse, an Employer, a Designated Entity or a Designated Group, provided that such Executive: (i) has been employed in a position that meets the definition of Executive for five or more continuous years immediately preceding the earlier of the Executive's actual retirement date or the Executive's Normal Retirement Date; (ii) has made the Maximum Contribution during each year of Eligibility Service from the date he or she first became an Executive until the earliest of his or her date of death, actual retirement date or Normal Retirement Date; (iii) is a participant in the Westinghouse Pension Plan or in the defined benefit or defined contribution plan of, or made available to employees of, a Designated Entity or Designated Group, if any; and (iv) is Retirement Eligible on the date of voluntary or involuntary separation of service from Westinghouse, an Employer, a Designated Entity or a Designated Group or, in the case of a Surviving Spouse benefit, satisfies the requirements for benefits under Section 4 of the Plan. In the case of an Eligible Affected Employee, the Executive's Effective Termination Date will be substituted for "actual retirement date" in clauses (i) and (ii) above, and clause (iv) will not apply.

        (b) Mandatory Retirement. Pursuant to this Plan, Westinghouse shall be entitled, at its option, to retire any Executive who has attained sixty-five years of age and who, for the two-year period immediately before his or her retirement, has participated in this Plan, if such Executive is entitled to an immediate nonforfeitable annual retirement benefit from a pension, profit-sharing, savings or deferred compensation plan, or any combination of such plans, of Westinghouse, an Employer or any Affiliated Entity, which equals, in the aggregate, at least $44,000. The calculation of such $44,000 (or greater) amount shall be performed in a manner consistent with 29 U.S.C.A. Section 631(c)(2).

        Section 3.  Calculation of Executive Pension Supplement
        -------------------------------------------------------

        The Executive Pension Supplement for an Executive who meets the qualifications of Section 2 of the Plan retiring on an Early, Normal or Special Retirement Date shall be calculated as follows:

        (a) If the Executive (i) has attained age 60 and completed 10 or more years of Eligibility Service, (ii) has attained age 65, or (iii) has satisfied the eligibility requirements for an immediate pension under the Special Retirement Pension provisions of the Westinghouse Pension Plan, the Executive Pension Supplement is determined by subtracting the Executive's Qualified Plan Benefit that would be payable if he or she elected a Life Annuity Option (after any reduction for early retirement, if applicable) from his or her Executive Pension Base.

        (b) If the Executive has not met the requirements of Section 3(a) above but has attained age 58 and completed 30 or more years of Eligibility Service, the Executive Pension Supplement is determined by subtracting the Executive's Qualified Plan Benefit that would be payable if he or she elected a Life Annuity Option (before any reduction for retirement prior to age 60) from his or her Executive Pension Base.

        If the Executive is an Eligible Affected Employee, the Executive Pension Supplement is determined by subtracting the Executive's Qualified Plan Benefit that would be payable if he or she elected a Life Annuity Option at his or her Effective Termination Date (after reduction for early retirement) from his or her Executive Pension Base (also after reduction by the same percentage for early retirement).

        Section 4. Death in Active Service
        ----------------------------------

        (a) Eligibility For an Immediate Benefit. If an Executive dies in active service and, on his or her date of death, satisfies the requirements of the Surviving Spouse Benefit for Death Before Retirement provisions of the Westinghouse Pension Plan and satisfied the requirements of Section 2(a)(ii) and
(iii) at the time of death, a Surviving Spouse benefit shall also be payable under this Plan if his or her Executive Pension Base exceeds his or her Qualified Plan Benefit. The duration portion of the requirement of Section 2(i) of the Plan that the Executive be employed in a position that meets the definition of Executive for five or more continuous years is waived in this case.

        The Surviving Spouse Benefit under this Section 4(a) shall be the Executive Pension Supplement reduced in the same manner as though the benefit were payable under the Westinghouse Pension Plan. For purposes of this paragraph, the Executive Pension Supplement shall be calculated as follows:

        (i) If the Executive had attained age 60 or if the Executive had completed 30 years of Eligibility Service, the Executive Pension Supplement would be calculated as described in Section 3(a);

        (ii) If the Executive did not meet either of the requirements set forth in subparagraph (i) above, the Executive Pension Supplement would be 80% of the difference between the Executive Pension Base and the unreduced Qualified Plan Benefit.

        (b) Eligibility for a Deferred Benefit. If an Executive dies in active service who does not satisfy the requirements of Section 4(a) above but who satisfies the requirements of the Surviving Spouse Benefit for Certain Vested Employees provisions of the Westinghouse Pension Plan and satisfied the requirements of Section 2(a)(ii) and (iii) at the time of death, a Surviving Spouse benefit shall also be payable under this Plan if his or her Executive Pension Base exceeds his or her Qualified Plan Benefit. The duration portion of the requirement of Section 2(a)(i) of the Plan that the Executive be employed in a position that meets the definition of Executive for five or more continuous years is waived in this case.

        The Surviving Spouse benefit under this Section 4(b) shall be the Executive Pension Supplement reduced in the same manner as though the benefit were payable under the Westinghouse Pension Plan. For purposes of this paragraph, the Executive Pension Supplement shall be calculated by subtracting the Executive's Qualified Plan Benefit (before any reductions) from his or her Executive Pension Base.

        Section 5. Payment of Benefits
        ------------------------------

        No benefits shall be payable under this Plan to any Executive whose employment terminates for any reason other than death prior to satisfying the definition of Retirement Eligible hereunder.

        The Executive Pension Supplement shall be paid in monthly installments, each equal to 1/12th of the annual amount determined in Section 3 or 4, whichever is applicable. If the Executive or Surviving Spouse is eligible for Plan benefits, such payments shall commence at the same time as payments under the Westinghouse Pension Plan, if any. If the Executive or Surviving Spouse is eligible for Plan benefits and is receiving payments from a defined benefit or defined contribution plan of, or made available to employees of, a Designated Entity or Designated Group and not from the Westinghouse Pension Plan, payments shall commence at the same time as payments under such Designated Entity or Designated Group plan provided the requirements of Section 2(a)(iv) have been met. The payments shall be payable for the life of the Executive or the Executive's Surviving Spouse, as the case may be.

        Unless the Financial Managers determine otherwise, the Executive may elect that the Executive Pension Supplement determined in Section 3 be paid in accordance with any of the optional forms of payment, other than as a lump sum, then available under the Westinghouse Pension Plan, subject to the same reductions or other provisions that apply to the elected form of payment under the Westinghouse Pension Plan. Any election hereunder as to optional forms of payment may be revoked prior to the effective date of such election, but may not be revoked on or after the Executive's actual retirement date for any reason. All elections hereunder become effective on the Executive's actual retirement date.

        Regardless of the form of payment elected by the Executive, after the Executive retires and begins receiving an Executive Pension Supplement a minimum of 60 times the monthly payment he or she would have received on a life annuity basis is guaranteed hereunder.

        Surviving Spouse benefits under this Plan will be paid in accordance with the form of payment made for Surviving Spouse Benefits under the Westinghouse Pension Plan. Once a Surviving Spouse Benefit determined under
Section 4(a) has commenced, a minimum of 60 times the monthly benefit payable to the Surviving Spouse is guaranteed hereunder.

        In the event that an Executive retires or otherwise ceases to be an Employee of Westinghouse, an Employer, a Designated Entity or a Designated Group and is later rehired by one of those entities, the additional provisions set forth in Appendix B to the Plan will apply.

        Section 6. Plan Costs
        ---------------------

        Benefits payable under the Plan and any expenses in connection therewith will be paid by Westinghouse to the extent they are not available to be paid from any trust fund established by Westinghouse to help defray the costs of providing Plan benefits.

        Section 7. Conditions to Receipt of Executive Pension Supplement
        ----------------------------------------------------------------

        Payments of benefits under this Plan to Executives are subject to the condition that the recipient shall not engage directly or indirectly in any business which is at the time competitive with any business or part thereof, or activity then conducted by, Westinghouse, any of its subsidiaries or any other corporation, partnership, joint venture or other entity of which Westinghouse directly or indirectly holds a 10% or greater interest (together, the "Company") in the area in which such business, or part thereof, or activity is then being conducted by the Company, unless such condition is specifically waived with respect to such recipient by the Westinghouse Board of Directors. Breach of the condition contained in the preceding sentence shall be deemed to occur immediately upon an Executive's engaging in competitive activity. Payments suspended for breach of the condition shall not thereafter be resumed whether or not the Executive terminates the competitive activity. A recipient shall be deemed to be engaged in such a business indirectly if he or she is an employee, officer, director, trustee, agent or partner of, or a consultant or advisor to or for, a person, firm, corporation, association, trust or other entity which is engaged in such a business or if he or she owns, directly or indirectly, in excess of five percent of any such firm, corporation, association, trust or other entity. The ongoing condition of this Section 7 shall not apply to an Executive age 65 or older.

        Section 8. Administration
        --------------------------

        This Plan shall be administered by the Administrative Managers. The Administrative Managers shall have the right to make reasonable rules from time to time regarding the Plan; such rules shall be consistent with the policy provided herein. The Administrative Managers shall have full and absolute discretion and authority to control and manage the operation and administration of the Plan, and to interpret and apply the terms of the Plan. This full and absolute discretion and authority shall include the power to interpret, construe and apply the provisions of the Plan, and any construction adopted by the Administrative Managers in good faith shall be final and binding.

        In accordance with the provisions of Section 503 of the Employee Retirement Income Security Act of 1974, the Administrative Managers shall provide a procedure for handling claims of participants or their beneficiaries under this Plan. Such procedure shall be in accordance with regulations issued by the Secretary of Labor and shall provide adequate written notice within a reasonable period of time with respect to the denial of any such claim as well as a reasonable opportunity for a full and fair review of any such denial.

        The Board may authorize the establishment of one or more trusts and the appointment of a trustee or trustees ("Trustee") to hold any and all assets of the Plan in trust.

        Section 9. Modification or Termination
        --------------------------------------

        (a) Westinghouse reserves the right, at any time and from time to time, without notice, to suspend or terminate the Plan or to amend, in whole or in part, any and all provisions of the Plan, acting as follows:

        (i) The Board may suspend the Plan, terminate the Plan, or adopt Plan amendments that amend any and all provisions of the Plan in whole or in part;

        (ii) The Compensation Committee of the Board may adopt Plan amendments that amend any and all provisions of the Plan in whole or in part;

        (iii) The Managers may adopt Plan amendments that amend any and all provisions of the Plan in whole or in part, provided that no amendments may be adopted by the Managers that would materially change any Plan benefits or materially increase the costs of the Plan; and

        (iv) The Administrative Managers may adopt Plan amendments that relate solely to the administration of the Plan and do not materially change any Plan benefits or materially increase the costs of the Plan.

        Any such change, termination or suspension shall be effective at such time as is specified by the Board, the Compensation Committee, the Managers, or the Administrative Managers, as applicable, or, if no such time is so specified, upon the adoption thereof.

        (b) Notwithstanding the above, no such change or termination may adversely affect (i) the benefits of any Executive who retires prior to such change or termination or (ii) the right of any then current Executive to receive upon retirement (or to have a Surviving Spouse or beneficiary receive upon the Executive's death), an Executive Pension Supplement, calculated as of the effective date of such change or termination, under the Plan provided that the Executive meets the following two conditions: (1) at the time of such change or termination the Executive has vested pension benefits under the Westinghouse Pension Plan and/or any applicable pension plan of a Designated Entity or Designated Group, and (2) at the date of such change or termination and at the date of actual retirement or death the Executive has occupied, for the then required period next preceding such dates, a position that meets the definition of Executive in Section 1(i) of this Plan as in effect at the date of such change or termination.

        Section 10. Miscellaneous
        --------------------------

        (a) No Executive, former Executive or Surviving Spouse shall have the right to anticipate, alienate, sell, transfer, assign, pledge, encumber, or otherwise subject to lien any of the benefits provided under this Plan. Such rights may not be subject to the debts, contracts, liabilities, engagements or torts of the Executive, former Executive or Surviving Spouse of an Executive.

        (b) If, in the opinion of Westinghouse, a person to whom a benefit is payable is unable to care for his or her affairs because of illness, accident or any other reason, any payment due the person, unless prior claim therefore shall have been made by a duly qualified guardian or other duly appointed and qualified representative of such person, may be paid to some member of the person's family, or to some other party who, in the opinion of Westinghouse, has incurred expense for such person. Any such payment shall be a payment for the account of such person and shall be a complete discharge of Westinghouse's liability under this Plan.

        (c) Westinghouse, in adopting this Plan, shall not be held to create or vest in any Executive or any other person any interest, pension or benefits other than the benefits specifically provided herein, or to confer upon any Executive the right to remain in the service of Westinghouse.

        Section 11. Creditors' Claims
        -----------------------------

        Any assets purchased by Westinghouse to provide benefits under this Plan shall at all times remain subject to the claims of general creditors of Westinghouse and any Executive, former Executive or Surviving Spouse of an Executive participating in the Plan has only an unsecured promise to pay benefits from Westinghouse.

        Section 12. Change in Control
        ------------------------------

        A. The term "Change in Control" means the occurrence of one or more of the following events:

          (a) there shall be consummated (i) any consolidation or merger of Westinghouse in which Westinghouse is not the continuing or surviving corporation or pursuant to which shares of Westinghouse's Common Stock would be converted into cash, securities or other property, other than a merger of Westinghouse in which the holders of Westinghouse's Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of Westinghouse, or
(b) the stockholders of Westinghouse shall approve any plan or proposal for the liquidation or dissolution of Westinghouse, or (c) (i) any person (as such term is defined in Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), corporation or other entity shall purchase any Common Stock of Westinghouse (or securities convertible into Westinghouse Common Stock) for cash, securities or any other consideration pursuant to a tender offer or exchange offer, unless, prior to the making of such purchase of Westinghouse Common Stock (or securities convertible into Westinghouse Common Stock), the Board shall determine that the making of such purchase shall not constitute a Change in Control, or (ii) any person (as such term is defined in Section 13(d) of the Exchange Act), corporation or other entity (other than Westinghouse or any benefit plan sponsored by Westinghouse or any of its subsidiaries) shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Westinghouse representing twenty percent or more of the combined voting power of Westinghouse's then outstanding securities ordinarily (and apart from any rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in Rule 13d-3(d) in the case of rights to acquire any such securities), unless, prior to such person so becoming such beneficial owner, the Board of Directors of Westinghouse shall determine that such person so becoming such beneficial owner shall not constitute a Change in Control, or (d) at any time during any period of two consecutive years, individuals who at the beginning of such period constituted the entire Board of Directors of Westinghouse shall cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election of each new director during such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such two-year period.

        B. Notwithstanding any other provision of this Plan, upon a Change in Control, as defined above, the following shall apply: (i) all Executives shall be deemed vested; (ii) an amount sufficient to fund all unpaid benefits and any Surviving Spouse Benefits payable under this Plan, shall be paid immediately by Westinghouse to the Trustee pursuant to a trust agreement for the Westinghouse Executive Pension Plan Trust for payment of such benefits at the earliest date available in accordance with the provisions hereof and on such other terms as a committee composed of the Chief Executive Officer, the Chief Financial Officer and the Chief Legal Officer of Westinghouse, shall deem appropriate (including a direction to the Trustee to pay immediately all benefits on a present value basis and/or such other terms as they may deem appropriate). Notwithstanding this funding, Westinghouse shall be obligated to pay benefits to Executives and to Surviving Spouses of Executives to the extent such funding proves to be insufficient. To the extent such funding proves to be more than sufficient, the excess shall revert to Westinghouse.

        Upon a Change in Control, for any Executive in the Plan who is involuntarily separated and who is not then eligible for a Normal or Special Retirement Pension under the Westinghouse Pension Plan, such separation shall be deemed to be a separation due to a Permanent Job Separation, and the Special Retirement Pension provisions under the Westinghouse Pension Plan shall be used for purposes of determining eligibility and payment of benefits to such Executive under the Plan.

        The present value of benefits payable by the Trustee shall be calculated for specific groups of Executives at the time of the Change in Control as follows:

        a. The present value of the benefits payable from this Plan to Executives who have retired at the time of the Change in Control (as well as benefits payable from this Plan to any Surviving Spouse of an Executive) shall be calculated by using the PBGC immediate discount rate established and in effect for the beginning of the calendar year in which the Change in Control occurs.

        b. The present value of the benefits payable from this Plan to Executives who are eligible to retire under the terms of this Plan at the time of the Change in Control shall be calculated by using the PBGC immediate discount rates established and in effect at the beginning of the calendar year in which the Change in Control occurs, assuming a pension which is immediately payable at the time of the Change in Control.

        c. The present value of the benefits payable from this Plan to Executives who have completed at least thirty (30) years of service with Westinghouse, an Employer, a Designated Entity or a Designated Group but have not yet attained age 58 at the time of the Change in Control shall be calculated by using the PBGC deferred discount rates established and in effect for the beginning of the calendar year in which the Change in Control occurs, assuming a pension which is payable at age 58.

        d. The present value of benefits payable from this Plan to Executives who have completed at least ten (10) years of service with Westinghouse, an Employer, a Designated Entity or a Designated Group but less than thirty (30) years of service at the time of the Change in Control, but have not yet attained age 60 at the time of the Change in Control, shall be calculated by using the PBGC deferred discount rates established and in effect for the beginning of the calendar year in which the Change in Control occurs, assuming a pension which is payable at age 60.

        e. The present value of benefits payable from this Plan to Executives who have completed less than ten (10) years of service with Westinghouse, an Employer, a Designated Entity or a Designated Group at the time of the Change in Control shall be calculated by using the PBGC deferred discount rates established and in effect for the beginning of the calendar year in which the Change in Control occurs, assuming a pension which is payable at age 65.

        In calculating the benefit payable to each Executive, any offset for the Westinghouse Pension Plan or other qualified plan in which the Executive participates, shall be based upon the last official pension file data available, adjusted to the date of any Change in Control by assuming that the most recent salary reflected in the pension file remains constant.

        Notwithstanding any provision of this Plan, at any time following a Change in Control, this Plan may not be (a) amended such that future benefits would be reduced, (b) suspended or (c) terminated (i) as to the further accrual of benefits, and (ii) as to the payment of benefits, at any time prior to the last payment, determined in accordance with the provisions of this Plan, to each Executive, former Executive receiving benefits under the Plan, or eligible spouse.

        Section 13. Governing Law
        -------------------------

        To the extent not preempted by federal law, the law of the Commonwealth of Pennsylvania shall govern the construction and administration of the Plan.

        Section 14. Severability
        ------------------------

        If any provision of this Plan or the application thereof to any circumstance or person is held to be invalid by a court of competent jurisdiction, the remainder of the Plan and the application of such provision to other circumstances or persons shall not be affected thereby.

        Section 15. Authority to Expand Benefits
        ----------------------------------------

        The Board or the Compensation Committee of the Board may, from time to time and without notice, by resolution of the Board or of the Compensation Committee of the Board, authorize the payment of benefits or expand the benefits otherwise payable or to be payable hereunder to any one or more individuals. The Board and the Compensation Committee shall each have the right to delegate authority to take any action that they may take under this Section 15 of the Plan within such limits as they each may approve from time to time.

                                   APPENDIX A

                               EXECUTIVE BUY BACK



        The Executive Buy Back process permits newly eligible Executives to "buy back" past years of Executive Benefit Service under the Plan for periods of time during which they did not make the Maximum Contribution.

        If an Employee did not make the Maximum Contribution during each of the years of his or her Eligibility Service prior to the time he or she first became an Executive, the Employee will be permitted to pay an amount equal to the Maximum Contributions that would have been payable during the ten years prior to the date he or she first became an Executive (or such lesser period from the later of January 1, 1985 or the date the Employee was employed by Westinghouse, an Employer, a Designated Entity or a Designated Group) plus compounded interest on that amount in order to "buy back" his or her non-contributory years of service.

        Upon qualifying as an Executive, an Executive will be offered an Executive Buy Back opportunity at the time he or she first becomes an Executive. The actual terms of the Executive Buy Back will be determined from time to time by the Administrative Managers. This election will be offered one time to the Executive and his or her decision whether or not to "buy back" will be irrevocable.

        Executive Buy Back payments will be made to Westinghouse and will not be deposited into the Westinghouse Pension Plan Trust. Any Executive Buy Back payments made by the Executive will not increase the Executive's Qualified Plan Benefit.

        If, at some point, an Employee is no longer an Executive or otherwise becomes ineligible to receive an Executive Pension Supplement, any Executive Buy Back payments the Employee has made (including any interest the Employee paid) plus any other amount as defined in Section 1(o)(2)(ii) in the definition of Maximum Contribution paid by the Employee to Westinghouse will be refunded, with interest, at such time as the Employee meets one of the following criteria: termination or retirement from Westinghouse, an Employer, a Designated Entity or a Designated Group; or death; provided, however, no refund shall be made if the Employee is an eligible Executive, whether or not the amount of his or her Executive Pension Supplement exceeds zero. All interest rates will be determined at the discretion of Westinghouse.

                                   APPENDIX B

                               REHIRED EXECUTIVES



Section 1. Retired Executives Rehired as Executives
---------------------------------------------------

        If an Executive who retired from Westinghouse, an Employer, a Designated Entity or a Designated Group and who received or is receiving an Executive Pension Supplement as a lump sum or on a monthly basis is rehired in an Executive position by Westinghouse, an Employer, a Designated Entity or a Designated Group, the following provisions apply:

        (a) For an Executive who elected a monthly Executive Pension Supplement, the Plan will:

                (i)      suspend all Executive Pension Supplement payments; and


                (ii) if, but only if, the Executive is Retirement Eligible at the time of subsequent actual retirement:

                         (1) restore previous years of Eligibility Service and Executive Benefit Service accrued prior to the Executive's retirement; and

                         (2) recalculate the Executive's Executive Pension Supplement in accordance with the Plan at his or her subsequent actual retirement date as long as the Executive then meets all Plan benefit qualification requirements.

        The Executive, having previously met the five years of continuous service as an Executive requirement prior to his or her first retirement, need not again meet that requirement. The Executive's Average Annual Compensation will be computed without regard to the break in service, using zero for any periods during which the Executive was a retiree.

        In addition, if the Executive elected to take a lump sum Qualified Plan Benefit with respect to his or her initial retirement, then in any subsequent calculation of the Executive's Executive Pension Supplement, the Executive's Executive Pension Base will be reduced by both the Executive's Qualified Plan Benefit received at the time of the initial retirement and the Executive's Qualified Plan Benefit accrued from the date of rehire through the date of his or her subsequent retirement.

        (b) For an Executive who elected a lump sum Executive Pension Supplement and who is Retirement Eligible at the time of subsequent actual retirement, the Plan will:

                (i) restore previous years of Eligibility Service but not previous years of Executive Benefit Service; and

                (ii) calculate the Executive's additional Executive Pension Supplement at his or her subsequent actual retirement date on the basis of years of service after the rehire in accordance with the Plan as long as the Executive then meets all Plan benefit qualification requirements.

        As under Section 1(a) of this Appendix B, the Executive, having previously met the five years of continuous service as an Executive requirement prior to his or her first retirement, need not again meet that requirement. The Executive's Average Annual Compensation will be computed without regard to the break in service, using zero for any periods during which the Executive was a retiree.

        In addition, if the Executive elected a monthly Qualified Plan Benefit with respect to his or her initial retirement, then the Executive's Qualified Plan Benefit accrued from the date of rehire through the subsequent date of actual retirement will be subtracted from the Executive's Executive Pension Base in calculating the Executive's additional Executive Pension Supplement at his or her subsequent retirement.

Section 2.  Former Executives with Vested Pensions Rehired as Executives
------------------------------------------------------------------------

        If the employment of an Executive of Westinghouse, an Employer, a Designated Entity or a Designated Group who was eligible only for a vested pension under the relevant qualified defined benefit or defined contribution plan, if any, was terminated and the Executive is rehired by Westinghouse, an Employer, a Designated Entity or a Designated Group, the following provisions apply:

                (i) restore previous years of Eligibility Service and Executive Benefit Service accrued prior to the Executive's termination of employment;

                (ii) the Executive must meet the five years of continuous service as an Executive requirement prior to a subsequent actual retirement counting only years of service after the rehire; and

                (iii) only base salary and incentive awards earned after the rehire will be used in computing Average Annual Compensation.

        In addition, if the Executive elected to take his or her Vested Pension as a lump sum, in any calculation of an Executive Pension Supplement at actual retirement the Executive's Executive Pension Base will be reduced by both the Executive's Qualified Plan Benefit at the time of the initial termination of employment and the Executive's Qualified Plan Benefit accrued from the date of rehire through the date of actual retirement.

Section 3. Retired Executives Rehired in Non-Executive Positions
----------------------------------------------------------------

        If an Executive who retired from Westinghouse, an Employer, a Designated Entity or a Designated Group and who received or is receiving an Executive Pension Supplement as a lump sum or on a monthly basis is rehired by Westinghouse, an Employer, a Designated Entity or a Designated Group in a non-Executive position, the following provisions apply:

        (a) For a former Executive who elected a monthly Executive Pension Supplement, the Plan will:

                (i)      suspend all Executive Pension Supplement payments; and

                (ii) if, but only if, the former Executive is still Retirement Eligible at time of subsequent actual retirement, recommence Executive Pension Supplement payments at the time of the Executive's subsequent actual retirement without recalculation of amount.

        At subsequent actual retirement, the former Executive may re-select any form of payment of his or her Executive Pension Supplement then permitted under the Plan.

        (b) For a former Executive who elected to take his or her Executive Pension Supplement as a lump sum, no further benefits will be paid by the Plan.

                                   APPENDIX C
                     AMENDMENT TO THE WESTINGHOUSE EXECUTIVE
                        PENSION PLAN FOR THE SALE OF PGBU

         Effective as of the Closing Date of the sale by CBS Corporation (formerly Westinghouse Electric Corporation) of its Power Generation Business ("PGBU" or "Business") to Siemens Power Generation Corporation (the "Purchaser"), the Westinghouse Executive Pension Plan (the "Plan") retains liability, if any, for benefits earned to the Closing Date with respect to employees of PGBU who transfer to the Purchaser and are described as "Business Employees" in Section 5.5(a)(i) of the Asset Purchase Agreement between CBS Corporation and the Purchaser dated November 14, 1997, as amended (the "Agreement") and are, pursuant to the Agreement, deemed to be employees of the Purchaser as of the Closing Date (hereinafter known as "PGBU Employees") subject to the following conditions:

         (1) The Plan shall recognize and credit the period of employment with the Purchaser or its Affiliates on and after the Closing Date solely for purposes of calculating eligibility for the payment of benefits; provided that the Plan shall not recognize and credit any period of employment with the Business after the Purchaser and its Affiliates have sold or divested the Business, or a portion thereof (whether by asset or stock sale, merger or spin-off (each a "Disposition")) with respect to the PGBU Employees who are transferred or terminated in connection with such Disposition.

         (2) The executive pension plan established by the Purchaser pursuant to Section 5.5(h)(i) of the Agreement (the "Purchaser Executive Plan") shall be solely responsible for (and the Plan shall not provide for):

                  (a) any benefit that becomes payable with respect to PGBU Employees retiring after the Closing Date that is the result of any reduction in force, mass layoff, or plant closing by the Purchaser or its Affiliates (that is, if the benefit would not be payable absent such an event); or

                  (b) any other early retirement subsidy or supplement that is not described in (1) above.

         (3) Average Annual Compensation and Executive Benefit Service under the Plan with respect to PGBU Employees will be determined and frozen as of August 31, 1998, and service by PGBU Employees for Siemens Power Generation Corporation from August 19, 1998 through August 31, 1998 shall be treated as Executive Benefit Service for purposes of the Plan.

         (4) The Purchaser and its Affiliates (but not any successor to the Purchaser and its Affiliates as owner of the Business or any part thereof) will be considered a Designated Entity solely for purposes of determining eligibility for payment (including suspension of payment) of benefits.